NHP MAKES NO RECOMMENDATION WITH RESPECT TO THE MACKENZIE TENDER OFFER

June 16, 2026
Dear Stockholder:
Thank you for your investment in National Healthcare Properties, Inc. (“NHP”). On behalf of NHP and its Board of Directors, we are writing to notify you that on June 15, 2026, MacKenzie Capital Management, LP and its affiliates (collectively, “MacKenzie”) launched an unsolicited mini-tender offer (the “MacKenzie Offer”) to purchase up to 150,000 shares of NHP common stock, $0.01 par value per share (“common stock”), at a price of $7.27 per share (the “MacKenzie Offer Price”). NHP IS NEITHER AFFILIATED WITH MACKENZIE NOR THE MACKENZIE OFFER.
NHP is required by the Securities Exchange Act of 1934, as amended, to inform you of its position, if any, regarding the MacKenzie Offer. After carefully evaluating the Mackenzie Offer and consulting with outside advisors, WE HAVE DETERMINED (I) NOT TO MAKE ANY RECOMMENDATION AND (II) TO REMAIN NEUTRAL AS TO WHETHER STOCKHOLDERS SHOULD TENDER THEIR SHARES IN THE MACKENZIE OFFER. In arriving at this decision, we considered, among other things, the following factors:
•Mackenzie’s Offer Price of $7.27 per share is approximately 47.2% lower than $13.78 per share, which is the last reported sale price of NHP’s Class A common stock, $0.01 par value per share (“Class A common stock”), on The Nasdaq Global Market (“Nasdaq”) as of June 15, 2026. On April 23, 2026, pursuant to a Registration Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-11, as amended, NHP completed a public offering (the “Offering”) and issued an aggregate of 44,275,000 shares of Class A common stock. In connection with the Offering, NHP’s Class A common stock became listed on Nasdaq under the symbol “NHP” and began trading on April 22, 2026. Each share of Class A common stock will automatically convert into one share of NHP’s existing common stock on October 19, 2026 (the “Class A Conversion”), and all shares of common stock will subsequently be listed and freely tradeable on Nasdaq under the symbol “NHP.”

•As disclosed in connection with the Offering process, NHP anticipates making quarterly cash distributions to holders of common stock (including Class A common stock) subject to the approval of NHP’s Board of Directors. There is no guarantee of future distributions and there can be no certainty regarding the long-term value of NHP’s common stock because the value is dependent on a number of factors. In addition, NHP’s charter allows it to issue additional preferred stock that could have a preference on distributions and could limit NHP’s ability to make distributions to holders of common stock (including Class A common stock), and NHP’s agreements relating to indebtedness could limit its ability to make distributions to stockholders under certain circumstances. However, stockholders who tender their shares pursuant to the MacKenzie Offer would give up their rights to any future distributions after March 31, 2026.

•Pursuant to the MacKenzie Offer, the MacKenzie Offer Price will be reduced by any cash distributions made to stockholders by NHP after March 31, 2026. Any such distribution will be assigned to MacKenzie as a condition to the MacKenzie Offer.

•We believe that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to purchase shares of common stock and make a profit. We are aware that there is currently no active share repurchase plan or other method of liquidation for the common stock (except for Class A common stock) until the Class A Conversion and that stockholders may want near-term liquidity. NHP stockholders seeking immediate liquidity may have other options, including secondary auction trades, which MacKenzie points out may result in a higher sales price, with MacKenzie noting that for the period between April to May 2026, “…the Shares reported by CTT Auctions were $8.41-$11.41 per Share [with respect to common stock]”, which represent actual sales of NHP common stock at prices that are approximately 13.6%-36.3% higher than the MacKenzie Offer Price.

•As stated by MacKenzie, the MacKenzie Offer is being made “in view of making a profit, so the price offered is below the estimate of value as established by [MacKenzie].” MacKenzie determined the MacKenzie Offer Price pursuant to its own analysis and states that they are “not real estate appraisers” and that “the value of the assets may not accurately represent the current or future value of the [common stock].” Furthermore, MacKenzie did not retain an independent advisor to evaluate or render an opinion as to the fairness of the MacKenzie Offer Price. Hence, MacKenzie acknowledges that its offer price was established based on MacKenzie’s own analysis and objectives without consideration of your financial objectives.

•None of NHP’s directors, executive officers, affiliates or subsidiaries intend to tender their shares of common stock to MacKenzie.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. The SEC has cautioned investors about these kinds of offers in an investor alert, as they are often made in an attempt to profit at investors’ expense. The SEC noted that these offers “have been increasingly used to catch investors off guard,” and cautioned that investors need to scrutinize these types of offers carefully. To read more about the risks of “mini-tender” offers, please review the alert at www.sec.gov/investor/pubs/minitend.htm.
SEC rules permit third parties, such as MacKenzie, to distribute unsolicited mini-tender offers to stockholders of public companies. However, in order to maintain the confidentiality of our stockholders, NHP has only provided stockholder mailing information needed to distribute the MacKenzie Offer materials to a third-party financial printer that is unaffiliated with MacKenzie. Therefore, MacKenzie will not have access to any additional stockholder information unless the stockholder agrees to accept the MacKenzie Offer.
We recognize that stockholders may decide to accept the MacKenzie Offer for several reasons: their individual liquidity needs and financial situation; the MacKenzie Offer providing a set cash price compared to the current trading price of Class A common stock, which may fluctuate due to market conditions; the non-existence of a NHP stock repurchase plan with respect to common stock; and the lack of a current trading market for common stock until October 19, 2026.
We strongly urge you to carefully consider all aspects of the MacKenzie Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences, and (v) other factors you determine are relevant to your decision. You should carefully review all of the MacKenzie Offer documents sent to you by MacKenzie, as well as NHP’s publicly available annual, quarterly and other reports filed with the SEC at www.sec.gov, and consult with your own financial, tax and other advisors in evaluating the MacKenzie Offer before deciding whether to tender your shares of common stock. We appreciate that stockholders must evaluate whether to tender their shares based on all the information available, including the factors considered by NHP above.
PLEASE CONSULT WITH YOUR FINANCIAL ADVISOR AND TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
As always, thank you for your investment, confidence in us and continued support. Should you have any questions or need further information about your options, please feel free to contact your financial advisor or NHP Investor Relations at ir@nhpreit.com.
Sincerely,
Michael Anderson
Chief Executive Officer and President

Andrew Babin
Chief Financial Officer and Treasurer
Cautionary Note Regarding Forward-Looking Statements

This letter may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,” “potential,” “continue” or the negatives of these terms or variations of them or similar expressions. Risks and uncertainties, the occurrence of which could adversely affect NHP’s business and cause actual results to differ materially from those expressed or implied in the forward-looking statements, include, but are not limited to, the following: the trading price of Class A common stock; the Class A Conversion; changes in economic cycles generally and in the real estate and healthcare markets specifically; the success of NHP’s growth strategy, including its ability to successfully identify, complete and integrate new acquisitions; NHP’s ability to complete acquisitions or dispositions on the terms and timing NHP expects, or at all; changes to inflation and interest rates; competition in the real estate and healthcare markets; NHP’s ability to retain certain key personnel; legislative and regulatory changes in the healthcare and real estate industries; reductions or changes in reimbursement from third-party payors, including Medicare and Medicaid; discovery of previously undetected environmentally hazardous conditions; NHP’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; system failures, cyber incidents or deficiencies in NHP’s cybersecurity systems; the availability of capital on favorable terms, or at all; NHP’s ability to remain qualified as a real estate investment trust for U.S. federal income tax purposes; and other risks and uncertainties described in the section titled Risk Factors of NHP’s most recent Annual Report on Form 10-K and all other lings with the Securities and Exchange Commission. Finally, NHP assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.